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                                                                   Exhibit 3.1

                                    DENTALCO, INC.

                        ARTICLES OF AMENDMENT AND RESTATEMENT

    DENTALCO, INC., a Maryland corporation having its principal office in Baltimore County, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

    FIRST: The name of the Corporation is "DentalCo, Inc." The Corporation desires to amend and restate its charter as currently in effect. The Articles of Incorporation of the Corporation, then named Chambers & Goodrich, P.A., were originally filed with the SDAT on November 30, 1982 and were last amended by Articles of Amendment and Restatement filed with the SDAT on January 14, 1997.

    SECOND: Pursuant to Section 2-609 of the Maryland General Corporation Law (the "MGCL"), these Articles of Amendment and Restatement restate and further amend the provisions of the Articles of Incorporation of the Corporation.

    THIRD: The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

         FIRST:  The name of the corporation is:  DentalCo, Inc.
    (hereinafter, the "Corporation").

         SECOND: The post office address of the principal office of the Corporation in the State of Maryland is 6115 Falls Road, Baltimore, Maryland 21209.

         THIRD: The name and post office address of the resident agent of the Corporation is Lawrence F. Halpert, D.D.S., whose post office address is 6115 Falls Road, Baltimore, Maryland 21209. The resident agent is a citizen of the State of Maryland and actually resides therein.

         FOURTH:

         1. The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows:

              (a) To provide non-clinical administration, consulting and related services to organizations whose

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    principal business is the delivery of multi-specialty dental services through managed care contracts and fee for services;

              (b) To carry on any lawful business, within the State of Maryland and in any state, territory, district or dependency of the United States or in any foreign country; and

              (c) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the members of the Board of Directors of the Corporation (the "Board") may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

         2. The foregoing enumerated purposes and objects shall in no way be limited or restricted by reference to, or inference from, the terms of any other clauses of this or any other Article of these Amended and Restated Articles of Incorporation of the Corporation (this "Charter"), and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         FIFTH: The Corporation is authorized to issue Sixteen Million (16,000,000) shares of capital stock, of which (1) Forty Thousand One Hundred Fifty-Four (40,154) shares are designated and classified hereby as 8% Class A Cumulative Convertible Preferred Stock, par value $0.0001 per share (the "Class A Preferred Stock"); (2) Forty-Seven Thousand Sixty-Eight (47,068) shares are designated and classified hereby as Class B Convertible Preferred Stock, par value $0.0001 per share (the "Class B Preferred Stock"); (3) Eight Hundred Sixteen Thousand Thirty-Eight (816,038) shares are designated and classified hereby as 8% Class C Cumulative Convertible Preferred Stock, par value

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     $0.0001 per share (the "Class C Preferred Stock"), (4) One Hundred
    Thousand (100,000) shares are designated and classified hereby as 9% Class D Cumulative Convertible Preferred Stock, par value $0.0001 per share (the "Class D Convertible Preferred Stock"), (5) One Hundred Thousand (100,000) shares are designated and classified hereby as 9% Class D Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the "Class D Redeemable Preferred Stock"), and (6) Fourteen Million Eight Hundred Sixty Thousand Six Hundred Eighty-Six (14,860,686) shares are designated and classified hereby as Common Stock, par value $.0001 per share (the "Common Stock").

         The shares of the Class D Convertible Preferred Stock and the Class D Redeemable Preferred Stock are sometimes referred to herein collectively as the "Class D Preferred Stock". The shares of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock shall hereinafter collectively be called the "Preferred Stock".

         The aggregate par value of all shares of all classes of capital stock that the Corporation has authority to issue is One Thousand Six Hundred Dollars and No Cents ($1,600.00).

         The following is a description of the voting rights, powers, restrictions, rights to receive dividends and liquidation preferences and terms and condition of conversion and redemption of the classes of capital stock of the Corporation.

         1.   PREFERRED STOCK.

              (a)  Voting.

                   (1) Except as may be otherwise provided for herein or by law, the holders of shares of the Preferred Stock shall vote together with the holders of all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.

                   (2) Each share of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of whole shares of Common Stock into which such share of Preferred Stock is then convertible.


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                   (3)  Except with respect to the matters described in
    Section 1(a)(4) of this Article (as to which the holders of the Class D Redeemable Preferred Stock shall have the right to vote together with the holders of shares of the Class D Convertible Preferred Stock), the shares of the Class D Redeemable Preferred Stock shall not entitle the holders thereof to vote upon any matter submitted to a
    vote of the stockholders.   The holders of the Class D Redeemable
    Preferred Stock shall, nevertheless, be entitled to receive notice of and to attend each and every meeting of the stockholders of the Corporation so long as such shares shall remain issued and outstanding.

                   (4) For so long as any shares of the Class D Preferred Stock shall remain outstanding, the written consent or affirmative vote, given in person or by proxy, either in writing or at any special or annual meeting called for such purpose, of the holders of a majority or more of the votes entitled to be cast by the holders of shares of the Class D Preferred Stock outstanding at the time, voting together as a separate class, shall be necessary, in addition to, and not in lieu of, any other vote or consent of any other class of stockholders of the Corporation required by the terms of this Charter or applicable law, to permit, effect or validate any one or more of the following actions by the Corporation:

                        (A) the authorization, creation, issuance or reclassification of authorized stock of the Corporation into, or the authorization, creation or issuance of any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation (including any class or series of preferred stock) ranking on a parity with or senior to the Class D Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Corporation;

                        (B) the amendment, alteration or repeal of any of the provisions set forth in this Charter or the By-laws of the Corporation, whether by merger, consolidation or otherwise, which would alter or change any of the preferences, rights, powers or privileges, or terms or condition of conversion or redemption of any of the shares of the Class D Preferred Stock;


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                        (C)  the authorization of any increase or decrease
    in the number of authorized shares of the Class D Preferred Stock or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Class D Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or winding up of the Corporation, whether such authorization, increase or decrease occurs by means of amendment hereof, merger, consolidation or otherwise;

                        (D)  the sale or disposition of all or
    substantially all of the assets of the Corporation to any person or entity, in one or a series of transactions, or the merger or consolidation of the Corporation with another corporation or entity (other than a merger contemporaneous, or in connection, with an initial public offering of the Common Stock) or the dissolution or liquidation of the Corporation;

                        (E) except as provided in Section 1(f)of this Article with respect to the redemption of the shares of the Class D Preferred Stock and in Section 2(f) of this Article with respect to the redemption of the shares of the Class D Conversion Shares (as hereinafter defined), the redemption or repurchase by the Corporation of any outstanding shares of any other class or series of the capital stock of the Corporation;

                        (F)  the authorization or approval of the
    acquisition by the Corporation, either directly or through one or more subsidiaries or affiliated entities, of the assets, business, capital stock or membership or partnership interests of any person, firm, corporation, limited liability company or partnership engaged in the practice of dentistry that is expected to have in the year during which such acquisition shall occur (or in the immediately succeeding year) annual revenues, on an accrual basis, of $5,000,000 or more;

                        (G) the entering by the Corporation into any line of business other than the provision of non-clinical administration, consulting and related services to organizations whose principal business is the delivery of multi-specialty dental services through managed care contracts and fee for

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    services, except those businesses which are substantially similar or related thereto or a reasonable extension thereof; or

                        (H) the authorization or approval of any equity participation or incentive plan, stock option plan or arrangement or stock purchase plan, other than those existing as of the date of the effectiveness of these Articles.

                   (5) For so long as any shares of Class C Preferred Stock remain outstanding, the consent, voting as a separate class, of the holders of a majority of the shares of Class C Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions by the Corporation:

                        (A) the authorization, creation, issuance or reclassification of authorized stock of the Corporation into, or authorization, creation or issuance of any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation (including any class or series of preferred stock) ranking on a parity with or senior to the Class C Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation;

                        (B) the amendment, alteration or repeal of any of the provisions set forth in these Articles or the By-laws of the Corporation, whether by merger, consolidation or otherwise, which would adversely affect the preferences, rights, powers or privileges, qualification, limitations and restrictions or increase or decrease the number of authorized shares of the Class C Preferred Stock or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Class C Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation, whether such authorization, increase or decrease occurs by means of amendment hereof, merger, consolidation or otherwise; and

                        (C)  the sale or disposition of all or
    substantially all of the assets of the Corporation

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    to any person or entity or the merger or consolidation of the Corporation with another corporation or entity (other than a merger contemporaneous, or in connection, with an initial public offering of the Common Stock) or the dissolution or liquidation of the Corporation.

              (b)  Dividends.

                   (1) Class D Preferred Stock. The holders of the shares of the Class D Preferred Stock shall be entitled to receive from time to time, out of funds legally available therefor, when, as and if declared by the Board, quarterly cash dividends (the "Class D Dividends") at the rate per annum of $9.00 per share of the Class D Preferred Stock (that is, $2.25 per quarter, which is equal to an annual rate of nine percent (9%) of the Class D Issue Price (as hereinafter defined)), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events (hereinafter, "Recapitalization Events") that affect the number of outstanding shares of the Class D Preferred Stock, in preference to dividends or distributions which may be declared on any other class or series of Preferred Stock of the Corporation or on the Common Stock. The Class D Dividends shall be cumulative and shall accrue from the date of issuance of the Class D Preferred Stock. If any cash dividends shall be declared or set aside for payment or paid on outstanding shares of the Class D Preferred Stock in respect of any any dividend period, the Corporation shall simultaneously declare and pay or set aside a sum sufficient for the payment in full of all arrearages in the payment of Class D Dividends in respect of any previous or current period or
    periods, at the annual rate specified above.   All Class D Dividends
    which shall have accrued but remain unpaid as of the date of the closing of the sale of shares of the Common Stock of the Corporation to the underwriter(s) in connection with an initial public offering of the Common Stock of the Corporation registered in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") (whether or not such initial public offering shall qualify as a Class C Mandatory Conversion Event or as a Class D Mandatory Conversion Event (each as hereinafter defined))(but not including any registration made in connection with a transaction described in Rule 145 promulgated under the Securities Act or in connection with an offer and sale to an

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    employee benefit plan of the Corporation)(an "IPO") shall be paid in full in cash upon consummation of such closing to the holders of record of the Class D Preferred Stock immediately prior to such closing. No cash dividends shall be declared and set aside for payment to the holders of any class of capital stock ranking junior to the Class D Preferred Stock with respect to the right to receive dividends (including, without limitation, the Class C Preferred Stock, the Class A Preferred Stock, the Class B Preferred Stock and the Common Stock), unless at the same time or prior thereto all Class D Dividends accrued and unpaid through the date of such declaration shall be declared, set aside and paid on all of the then outstanding shares of Class D Preferred Stock.

                   (2) Class C Preferred Stock. Subject to the preferential right of the holders of the Class D Preferred Stock to receive cash dividends, the holders of shares of the Class C Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board, and after the payment in full any accrued but unpaid Class D Dividends, quarterly cash dividends (the "Class C Dividends") at the rate per annum of $0.2941 per share of Class C Preferred Stock (that is, $0.0735 per quarter, which is equal to an annual rate of eight percent (8.0%) of the Class C Issue Price (as defined in Subparagraph 1(d)(2)(C) hereof)), as adjusted for Recapitalization Events that affect the number of outstanding shares of Class C Preferred Stock, in preference to any dividends or distributions which may declared on any the Class B Preferred Stock and the Class A Preferred Stock or on or the Common Stock. The Class C Dividends shall be cumulative and shall accrue from the date of issuance of the Class C Preferred Stock. If any cash dividends shall be declared or set aside for payment or paid on outstanding shares of the Class C Preferred Stock in respect of any dividend period, the Corporation shall simultaneouly declare and pay or set aside a sum suficient for payment in full of all arrearages in the payment of Class C Dividends in respect of any previous or current dividend period or periods, at the annual rate specified above. No cash dividends shall be declared and set aside for payment to the holders of any class of capital stock ranking junior to the Class C Preferred Stock (including, without limitation, the Class A Preferred Stock, the Class B Preferred Stock

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    and the Common Stock), unless at the same time or prior thereto all Class C
    Dividends accrued and unpaid through the date of such declaration shall be declared, set aside and paid on all the then outstanding shares of Class C Preferred Stock.

                   (3) Class A Preferred Stock. Subject to the preferential rights of the holders of the Class D Preferred Stock and the Class C Preferred Stock to receive cash dividends, the holders of the shares Class A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when, as and if declared by the Board, and after the payment in full of any accrued but unpaid Class D Dividends and Class C Dividends, quarterly cash dividends (the "Class A Dividends") at the rate per annum of $5.9770 per share of Class A Preferred Stock (that is, $1.49425 per quarter, which is equal to an annual rate of eight percent (8.0%) of the product of (i) thirty-three
    (33) and (ii) the Class A Issue Price (as defined in Section 1(d)(2)(A) hereof)), as adjusted for Recapitalization Events that affect the number of outstanding shares of Class A Preferred Stock, in preference to any cash dividends or distributions which may be declared on the Class B Preferred Stock or on or Common Stock. The Class A Dividends shall be cumulative and shall accrue from the date of issuance of the Class A Preferred Stock. If any cash dividends shall be declared or set aside for payment or paid on outstanding shares of the Class A Preferred Stock in respect of any dividend period, the Corporation shall simultaneously declare and pay or set aside a sum sufficient for payment in full of all arrearages in the payment of Class A Dividends in respect of any previous or current dividend period or periods, at the annual rate specified above. No cash dividends shall be declared and set aside for payment to the holders of any class of capital stock ranking junior to the Class A Preferred Stock with respect to the payment of cash dividends (including, without limitation, the Class B Preferred Stock and the Common Stock), unless at the same time or prior thereto all Class A Dividends accrued and unpaid through the date of such declaration shall be declared, set aside and paid on all the then outstanding shares of Class A Preferred Stock.

                   (3) Class B Preferred Stock. The holders of the Class B Preferred Stock shall not be entitled to receive cash dividends from the Corporation

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    on account of the shares thereof unless the Corporation declares a dividend on its shares of Class A Common Stock or Common Stock. If the Corporation declares a dividend on its Class A Common Stock or Common Stock, then each holder of the Class B Preferred Stock shall be entitled, after the payment of any accrued and unpaid Class D Dividends, Class C Dividends or Class A Dividends, to receive that portion of such dividend equal to the amount that would have been payable to it had it converted its shares of the Class B Preferred Stock into shares of Common Stock immediately prior to the declaration of such dividend.

              (c)  Liquidation.

                   (1) Class D Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of the Class D Preferred Stock shall be entitled, before any distribution or payment is made upon any other class of capital stock ranking junior to the Class D Preferred Stock with respect to rights to receive distributions on a Liquidation (including, without limitation, the Class C Preferred Stock, the Class A Preferred Stock, the Class B Preferred Stock and the Common Stock) to receive an amount equal to $100 per share, as adjusted for Recapitalization Events, plus, in the case of each share, an amount equal to the amount of all accumulated but unpaid Class D Dividends, computed to the date payment thereof is made available, and the holders of Class D Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Class D Preferred Stock being sometimes referred to as, the "Class D Liquidation Payment" and with respect to all shares of Class D Preferred Stock being sometimes referred to as, the "Class D Liquidation Payments"). If upon a Liquidation, the assets to be distributed among the holders of the Class D Preferred Stock shall be insufficient to permit payment to the holders of the Class D Preferred Stock of the entire amount of the Class D Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class D Preferred Stock.

                   (2) Class C Preferred Stock. Upon any Liquidation, the holders of the shares of Class C Preferred Stock shall be entitled, after the payment in

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    full by the Corporation of the Class D Liquidation Payments, but before any distribution or payment is made upon any other class of capital stock ranking junior to the Class C Preferred Stock with respect to rights to receive distributions on a Liquidation (including, without limitation, the Class A Preferred Stock, the Class B Preferred Stock, and the Common Stock) to receive an amount equal to $3.6763 per share, as adjusted for Recapitalization Events, plus, in the case of each share, an amount equal to the amount of all accumulated but unpaid Class C Dividends, computed to the date payment thereof is made available, and the holders of the Class C Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Class C Preferred Stock being sometimes referred to as, the "Class C Liquidation Payment" and with respect to all shares of Class C Preferred Stock being sometimes referred to as, the "Class C Liquidation Payments"). If upon a Liquidation, after the payment in full of the Class D Liquidation Payment, the remaining assets to be distributed among the holders of the Class C Preferred Stock shall be insufficient to permit payment to the holders of the Class C Preferred Stock of the entire amount of the Class C Liquidation Payments, then the entire assets of the Corporation to be so distributed to the holders of the Class C Preferred Stock shall be distributed ratably among the holders of Class C Preferred Stock.

                   (3) Class A Preferred Stock. Upon a Liquidation, the holders of the shares of Class A Preferred Stock shall be entitled, after payment in full of the Class D Liquidation Payments and the Class C Liquidation Payments, but before any distribution or payment is made upon any other class of capital stock ranking junior to the Class A Preferred with respect to rights to receive distributions on Liquidation (including, without limitation, the Class B Preferred Stock and the Common Stock), to receive an amount equal to $74.7124 per share, as adjusted for Recapitalization Events, plus, in the case of each share, an amount equal to the amount of all accumulated but unpaid dividends, computed to the date payment thereof is made available, and the holders of Class A Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Class A Preferred Stock being sometimes referred to as, the "Class A Liquidation Payment" and with respect to all

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    shares of Class A Preferred Stock being sometimes referred to as, the
    "Class A Liquidation Payments"). If upon a Liquidation, and after the payment in full of the Class D Liquidation Payments and the Class C Liquidation Payments, the remaining assets to be distributed among the holders of Class A Preferred Stock shall be insufficient to permit payment to the holders of Class A Preferred Stock of the entire amount of the Class A Liquidation Payments, then the entire assets of the Corporation to be so distributed to the holders of the Class A Preferred Stock shall be distributed ratably among the holders of the Class A Preferred Stock.

                   (4) Class B Preferred Stock. Upon a Liquidation, the holders of the shares of Class B Preferred Stock shall be entitled, after payment in full of the Class D Liquidation Payments, the Class C Liquidation Payments and the Class A Liquidation Payments, but before any distribution or payment is made upon any other class of capital stock ranking junior to the Class B Preferred Stock with respect to rights to receive distributions on Liquidation (including, without limitation, and the Common Stock), to receive an amount equal to $100.59 per share, plus, in the case of each share, an amount equal to the amount of all declared but unpaid dividends on the Class B Preferred Stock, computed to the date payment thereof is made available, and the holders of Class B Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Class B Preferred Stock being sometimes referred to as, the "Class B Liquidation Payment" and with respect to all shares of Class B Preferred Stock being sometimes referred to as, the "Class B Liquidation Payments"). If upon a Liquidation, after the payment in full of the Class D Liquidation Payments, the Class C Liquidation Payments and the Class A Liquidation Payments, the remaining assets to be distributed among the holders of Class B Preferred Stock shall be insufficient to permit payment to the holders of Class B Preferred Stock of the entire amount of the Class B Liquidation Payments, then the entire assets of the Corporation to be so distributed to the holders of the Class B Preferred Stock shall be distributed ratably among the holders of Class B Preferred Stock.

                   (5) Common Stock. Upon a Liquidation, after the holders of the shares of the Preferred Stock

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    shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed to the holders of and the Common Stock, pro rata, with convertible securities (excluding shares of the Preferred Stock convertible into shares of the Common Stock) sharing pro rata in such Liquidation in accordance with the number of shares of Common Stock into which they are convertible at the time of the Liquidation.

                   (6) Notice of Liquidation. Written notice of a Liquidation (the "Liquidation Notice"), stating a payment date, the amount of the Class D Liquidation Payments, the Class C Liquidation Payments, the Class A Liquidation Payments and the Class B Liquidation Payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid, not less than twenty
    (20) days prior to the payment date stated therein, to the holders of record of the Preferred Stock entitled to receive liquidation payments, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. Each holder of shares of Preferred Stock shall have the opportunity to convert, at its option, all such shares of Preferred Stock into Common Stock pursuant to Subparagraph 1(d) hereof, prior to a Liquidation.

              (d) Conversions. The shares of the Preferred Stock shall be subject to the following provisions regarding conversion
    ("Conversion Provisions"):

                   (1)  Mandatory Conversion.

                        (A) Class D Convertible Preferred Stock.
    Immediately upon the occurrence of the Class D Mandatory Conversion Event (as hereinafter defined), subject to the adjustments contemplated by Section 1(d)(6) of this Article, each outstanding share of the Class D Convertible Preferred Stock shall convert automatically, without any action on the part of the holder thereof or the Corporation, and whether or not any of the certificates for such shares are surrendered to the Corporation, into the number of shares of Common Stock into which such share of the Class D Convertible Preferred Stock could have been converted as of the date of the Class
    D Mandatory Conversion Event.   For purposes hereof, the "Class D

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    Mandatory Conversion Event" shall mean the closing of an initial public offering by the Corporation of its Common Stock pursuant to a firm commitment underwriting registered in accordance with the Securities Act (but not including a registration in connection with a transaction described in Rule 145 promulgated under the Securities Act or in connection with an offer and sale to an employee benefit plan of the Corporation) at a price to the public of not less than $8.00 per share and resulting in net proceeds to the Company of at least $25,000,000, after deduction of underwriting discounts and commissions but before deduction of other expenses of issuance. Upon the occurrence of the Class D Mandatory Conversion Event, the Corporation shall issue and deliver to each such holder a certificate or certificates for the number of shares of the Common Stock into which the shares of the Class D Convertible Preferred Stock were convertible on the date of the Class D Mandatory Conversion Event in exchange for the surrender to the Corporation of the certificates evidencing such shares at the principal office of the Corporation (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class D Convertible Preferred Stock).

                        (B) Class C Convertible Preferred Stock.
    Immediately upon the occurrence of the Class C Mandatory Conversion
    Event (as hereinafter defined), subject to the adjustments contemplated by Section 1(d)(6) of this Article, each outstanding share of the Class C Convertible Preferred Stock shall convert automatically, without any action on the part of the holder thereof or the Corporation, and whether or not any of the certificates for such shares are surrendered to the Corporation, into the number of shares of Common Stock into which such share of the Class C Convertible
    Preferred Stock could have been converted as of the date of the Class
    C Mandatory Conversion Event.   For purposes hereof, the "Class C
    Mandatory Conversion Event" shall mean the closing of an initial public offering by the Corporation of its Common Stock pursuant to a firm commitment underwriting registered in accordance with the provisions of the Securities Act(but not including a registration in connection with a transaction described in Rule 145 promulgated under the Securities Act or in connection with an offer and sale to an employee benefit plan of the Corporation) at a price to the public of not less than $8.00 per share and resulting in net proceeds to the Company of at least $10,000,000, after deduction of underwriting discounts and commissions but before deduction of other expenses of issuance. Upon the occurrence of the Class C Mandatory Conversion Event, the Corporation shall then issue and deliver to each such holder a certificate or certificates for the number of shares of the Common Stock into which the shares of the Class C Convertible Preferred Stock were convertible on the date of the Class C Mandatory Conversion Event in exchange for the surrender to the Corporation of the certificates evidencing such shares at the principal office of the Corporation (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class C Convertible Preferred Stock).

                        (C) Class A and Class B Preferred Stock. In addition to the conversion of the Class C Convertible Preferred Stock contemplated by Section 1(d)(1)(B) above, immediately upon the occurrence of the Class C Mandatory Conversion Event, subject to the adjustments contemplated by Section 1(d)(6)of this Article, each outstanding share of the Class A Preferred Stock and of the Class B Preferred Stock also shall convert automatically, without any action on the part of the holder thereof or the Corporation, and whether or not any of the certificates for such shares are surrendered to the Corporation, into the number of shares of Common Stock into which each such share could have been converted as of the date of the Class C Mandatory Conversion Event. Upon the occurrence of the Class C Mandatory Conversion Event, the Corporation shall issue and deliver to each such holder a certificate or certificates for the number of shares of the Common Stock into which the shares of the Class A Preferred Stock and Class B Preferred Stock (as the case may be) were convertible on the date of the Class C Mandatory Conversion Event in exchange for the surrender to the Corporation of the certificates evidencing such shares at the principal office of the Corporation (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders thereof).

                   (2)  Right to Convert.

                        (A) Class A Preferred Stock. Subject to the terms and conditions of this

    Subparagraph 1(d), the holder of any share or shares of Class A Preferred Stock shall have the right, at its option at any time, to convert, without the payment of any additional consideration, any or all such shares of Class A Preferred Stock (except that upon a Liquidation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable in respect of the Class A Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by the product of (i) Thirty-Three (33) and
    (ii) a fraction (a) the numerator of which is equal to the product of (i) the number of shares of the Class A Preferred Stock so to be converted and
    (ii) $2.26401 (the "Class A Issue Price") and (b) the denominator of which is equal to the conversion price of $2.26401, or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this Subparagraph 1(d), then by the conversion price as last adjusted and in effect at the date any share or shares of Class A Preferred Stock are surrendered for conversion (such price as last adjusted being referred to as, the "Class A Conversion Price").

                        (B) Class B Preferred Stock. Subject to the terms and conditions of this Subparagraph 1(d), the holder of any share or shares of Class B Preferred Stock (a "Class B Holder") shall have the right, at its option, to convert, without the payment of any additional consideration, any or all such shares of Class B Preferred Stock then held by such Class B Holder (except that upon a Liquidation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable in respect of the Class B Preferred Stock) into that number of fully paid and nonassessable shares of Common Stock as shall equal the product of (i) Thirty-Three (33) and (ii) that number of shares of Class B Preferred Stock so to be converted (as adjusted for Recapitalization Events).

                        (C) Class C Preferred Stock. Subject to the terms and conditions of this Subparagraph 1(d), the holder of any share or shares of Class C Preferred Stock shall have the right, at its option at any time, to convert, without the payment of any additional consideration, any or all such shares of Class C Preferred
    Stock (except that upon a Liquidation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable in respect of the Class C Preferred Stock) into the number of fully paid and nonassessable shares of Common Stock equal to the product of
    (i) the number of shares of the Class C Preferred Stock so to be converted and (ii) a fraction (A) the numerator of which is equal to $3.6763 (the "Class C Issue Price") and (B) the denominator of which is equal to the conversion price of $3.6763, or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this Subparagraph 1(d), then by the conversion price as last adjusted and in effect at the date any share or shares of Class C Preferred Stock are surrendered for conversion (such price as last adjusted being referred to as, the "Class C Conversion Price").

                        (D) Class D Convertible Preferred Stock. Subject to the terms and conditions of this Section 1(d), the holder of any share or shares of the Class D Convertible Preferred Stock shall have the right, at its option at any time, to convert, without the payment of any additional consideration, any or all such shares of Class D Convertible Preferred Stock (except that upon a Liquidation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the Class D Liquidation Payments) into such number of fully paid and nonassessable shares of Common Stock as is obtained by multiplying (i) the number of shares of the Class D Convertible Preferred Stock to be converted, by (ii) a fraction (a) the numerator of which is $100 (the "Class D Issue Price") and (b) the denominator of which is equal to the conversion price of $3.8635, or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this Section 1(d), then by the conversion price as last adjusted and in effect at the date any such share or shares of Class D Convertible Preferred Stock shall bee surrendered for conversion (such price as last adjusted being referred to as, the "Class D Conversion Price") (it being understood that (i) the foregoing components of the initial Class D Conversion Price were determined on the basis of the following assumptions: (a) all of the authorized shares of the Class D Convertible Preferred Stock of the Corporation will be issued by the Corporation, (b) the number of issued and outstanding shares of the Common Stock of the Corporation on a fully-diluted basis is 9,706,119 (and further assuming in deriving such number of shares that the Corporation shall have issued
    (1) 666,667 shares of its Common Stock to Modern Dental Concepts, Inc. ("Modern") in connection with the acquisition by the Corporation of the assets of Modern and (2) 100,000 shares of its Common Stock in connection with the acquisition by the Corporation of certain of the assets of Wake Forest University used at the Bowman Gray School of Medicine ("Bowman Gray"), and (c) the shares of the Class D Convertible Preferred Stock initially shall be convertible into, in the aggregate, such number of shares of the Common Stock of the Corporation, which, when issued pursuant to the conversion thereof, will represent 21.0526316% of the common equity of the Corporation on a fully-diluted basis, and (ii) if, in fact, the Corporation shall issue a greater or lesser number of shares of its Common Stock in connection with the Modern or Bowman Gray acquisition transactions, the Class D Conversion Price shall be adjusted as appropriate, notwithstanding anything contained herein which might suggest otherwise, such that, if all of the authorized shares of the Class D Convertible Stock are issued, the shares of the Class D Convertible Stock will be convertible into the same percentage of the common equity of the Corporation on a fully-diluted basis). If any of the holders shall elect to convert its shares of the Class D Convertible Preferred Stock to shares of the Common Stock as provided for herein, all accrued but unpaid Class D Dividends on the shares thereof surrendered for conversion shall, upon the conversion of such shares, be set aside and paid by the Corporation to the holders of such shares to the extent that funds shall be legally available therefor, and, to the extent that funds shall not be legally available therefor, any amounts not paid shall be paid promptly as assets become legally available therefor.

                        (E) Class D Redeemable Preferred Stock. The shares of the Class D Redeemable Preferred Stock shall not be convertible at the option of the holder thereof into any other shares or securities of the Corporation.

                   (3) Exercise of Conversion Rights. The rights of conversion set forth in Sections 1(d)(2)(A) through 1(d)(2)(D) hereof shall be exercised by a holder of shares of Preferred Stock by giving written notice to the Corporation that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by the surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address and social security or taxpayer identification number) in which the certificate or certificates for shares of Common Stock shall be issued.

                   (4) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 1(d)(3) hereof and upon surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for that number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                   (5) Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and the aggregate number of shares of Common Stock to be issued to a holder shall be rounded to the nearest whole share.
    In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 1(d)(4) hereof exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 1(d)(5), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

                   (6) Adjustment of Conversion Price Upon Issuance of Common Stock. Whenever the Corporation shall issue or sell, or is, in accordance with the provisions of Sections 1(d)(6)(A) through 1(d)(6)(J) hereof, deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price of any class of Preferred Stock (the "Affected Conversion Price") which is in effect immediately prior to the time of such issuance or sale (such issuance or sale shall be referred to as a "Dilutive Issuance"), then, forthwith upon the Dilutive Issuance, each Affected Conversion Price shall be adjusted by multiplying such Affected Conversion Price in effect immediately prior to the Dilutive Issuance by the following fraction:

                                      X + Y
                                      ------
                                      X + Z

              Where:

              "X" equals the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance, (ii) the number of shares of Common Stock issuable upon conversion of any shares of the Preferred Stock and any other class or series of convertible securities of the Corporation issued and outstanding immediately prior to the Dilutive Issuance and (iii) the number of shares of Common Stock issuable upon the exercise of any options or warrants, issued and outstanding immediately prior to the Dilutive Issuance, to purchase shares of the Common Stock or securities convertible into Common Stock (collectively, the "Common Stock Equivalents");
              "Y" equals the number of shares of Common Stock which the aggregate consideration received by the Corporation in the Dilutive Issuance would purchase at the applicable Conversion Price in effect immediately prior to the Dilutive Issuance; and
              "Z" equals the number of shares of Common Stock issued or deemed issued in the Dilutive Issuance.

                             (A)  Issuance of Rights or Options.  In
    case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such

    Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such effective price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Subparagraph 1(d)(6)(C) hereof, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                             (B)  Issuance of Convertible Securities.
    In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the effective price per share for which Common
    Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such effective price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (I) except as otherwise provided in Subparagraph 1(d)(6)(C) hereof, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (II) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any of the Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Subparagraph 1(d)(6), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                             (C)  Change in Option Price or
    Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Subparagraph 1(d)(6)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subparagraphs 1(d)(6)(A) or 1(d)(6)(B) hereof, or the rate at which Convertible Securities referred to in Subparagraphs 1(d)(6)(A) or 1(d)(6)(B) hereof are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect for the Preferred Stock at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                             (D)  Stock Dividends.  In case the
    Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a consideration equal to $0.0001 per share.

                             (E)  Consideration for Stock.  In case
    any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, net of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, net of deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

                             (F)  Record Date.  In case the
    Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed (but only to the extent that one of the preceding events actually occurs) to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                             (G)  Authorized but Unissued Shares. The
    disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this Subparagraph 1(d)(6).

                             (H)  Certain Issuances of Common Stock
    Excepted. Anything to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to any Conversion Price in the case of (I) the conversion of any shares of Preferred Stock into shares of Common Stock; (II) the issuance or exercise of options to Carl Sardegna ("Sardegna") to acquire Four Hundred Thousand Five Hundred Eighty-Seven (400,587) shares of the Common Stock; (III) the issuance to employees of the Corporation of options to acquire not more than Three Hundred Two Thousand Two Hundred Fourteen (302,214) shares of the Common Stock (representing 5.0% of the Capital Stock of the Corporation prior to the issuance of the Class C Preferred Stock) pursuant to an employee stock option plan unanimously approved by the Board; or (IV) the issuance by the Corporation of (i) options or rights to purchase Common Stock or (ii) shares of Common Stock pursuant to any equity participation or incentive plan, stock option or stock purchase plan or similar arrangement approved by the holders of the Class D Preferred Stock and 2/3 or more of of the entire Board and by a majority or more of the directors of the Corporation other than the General Directors (such issuances of securities of the Corporation set forth in this Subparagraph 1(d)(6)(H) being hereinafter collectively called, the "Exempt Issuances").

                             (I)  Calculation of Adjustment to
    Conversion Price. The calculation by the Board of any adjustment to the Conversion Price, made in good faith and in accordance with the foregoing provisions of this Subparagraph 1(d)(6), shall be final and binding on all stockholders of the Corporation; provided, however, that if the Board shall calculate an adjustment to the Conversion Price of more than one class of capital stock in accordance with the provisions of this Subparagraph 1(d)(6), then the Board shall calculate one adjustment to the conversion price of such class of capital stock of the Corporation, beginning with the last class to be issued by the Corporation, proceeding in reverse chronological order, and ending with the Class A Preferred Stock.

                             (J)  Waiver of Adjustment of Conversion
    Price. Notwithstanding anything herein to the contrary, the operation of, and any adjustment of, the Class D Conversion Price, pursuant to this Section 1(d)(6) may be waived by the holders thereof with respect to any specific share or shares of Class D Convertible Preferred Stock, the operation of, and any adjustment of, the Class C Conversion Price pursuant to this
    Section 1(d)(6) may be waived with respect to any specific share or shares of Class C Preferred Stock, and, the operation of, and any adjustment of, the Class A Conversion Price pursuant to this
    Section 1(d)(6) may be waived by the holders thereof with respect to any specific share or shares of Class A Preferred Stock, in each case, either prospectively or retroactively and either generally or in a particular instance by a writing executed by the registered holder of such share or shares. Any waiver pursuant to this Subparagraph 1(d)(6)(J) shall bind all future holders of shares of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock for which such rights have been waived. In the event that a waiver of adjustment of the Conversion Price under this Subparagraph 1(d)(6)(J) results in different conversion prices for shares of the Class D Preferred Stock, the Class C Preferred Stock or Class A Preferred Stock, the Secretary of the Corporation shall maintain a written ledger identifying the Conversion Price for each share of the Class D Convertible Preferred Stock, the Class C Preferred Stock and Class A Preferred Stock. Such information shall be made available to any person upon request. For the purposes of this Subparagraph 1(d)(6), if different shares of the Class D Convertible Preferred Stock, the Class C Preferred Stock or the Class A Preferred Stock have more than one Conversion Price as a result of a waiver of adjustment of the Conversion Price under this Subparagraph 1(d)(6)(J), the Conversion Price for triggering any future adjustment of the applicable Conversion Price of shares of the Class D Convertible Preferred Stock, the Class C Preferred Stock and Class A Preferred Stock which have not had such adjustment waived shall be the lowest Conversion Price in effect with respect to shares of the Class D Convertible Preferred Stock, the Class C Preferred Stock and Class A Preferred Stock.

                        (7)  Subdivision or Combination of Common
    Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect for the Class D Convertible Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock immediately prior to such subdivision shall each be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect for the Class D Convertible Preferred Stock, the Class C Preferred Stock and Class A Preferred Stock, immediately prior to such combination shall each be proportionately increased.

                        (8)  Reorganization or Reclassification.  If
    any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                        (9)  Notice of Adjustment.  Upon any
    adjustment of the Conversion Price or the number of shares of Common Stock into which any class of the Preferred Stock shall be convertible, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Preferred Stock and Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price or the adjusted number of shares of Common Stock into which each class of the Preferred Stock shall be convertible, as applicable, resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

                        (10) Other Notices.  In case at any time:

                             (A)  the Corporation shall declare any
    dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                             (B)  the Corporation shall offer for
    subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                             (C)  there shall be any capital
    reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                             (D)  there shall be a Liquidation;

    then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Preferred Stock or Common Stock at the address of such holder as shown on the books of the Corporation,
    (x) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale or Liquidation and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale or Liquidation, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or Liquidation, as the case may be.

                        (11) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

                        (12) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common
    Stock as provided herein shall not be reissued.

                        (13) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof of any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                        (14) Definition of Common Stock. As used in this Subparagraph 1(d), the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.0001 par value per share, as constituted on the date of filing of these Articles and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon a Liquidation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Subparagraph 1(d)(8) hereof.

                        (15) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                   (e)  Preemptive Rights.

                        (1)  The Corporation shall, prior to any
    issuance by it of any of its securities (other than debt securities with no equity features), offer to each holder of the Class D Preferred Stock, the Class C Preferred Stock and the
    Class A Preferred Stock by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on their fully diluted percentage ownership of the Common Stock) of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued;
    provided, however, that the preemptive rights pursuant to this Subparagraph 1(e) shall not apply to Exempt Issuances; and provided further, that the preemptive rights provided to the holders of the Class C Preferred Stock and the Class A Preferred
    Stock shall expire upon the occurrence of the Class C Mandatory Conversion Event and the preemptive rights provided to the holders of the Class D Preferred Stock shall expire upon the occurrence of the Class D Mandatory Conversion Event. The Corporation's written notice to the holders of shares of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms.

                        (2)  Each holder of shares of the Class D
    Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock may accept the Corporation's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Corporation prior to the expiration of the aforesaid thirty (30) day period, in which event the Corporation shall promptly sell and such holder of shares of the Class D Preferred Stock, the Class C Preferred Stock and Class A Preferred Stock shall buy, upon the terms specified, the number of securities agreed to be purchased by such holder of shares of the Class D Preferred Stock, the Class C Preferred Stock and Class A Preferred Stock.

                        (3)  The Corporation shall be free at any
    time prior to the ninety (90) day period commencing thirty (30) days after its notice pursuant to Subparagraph 1(e)(1) hereof, to offer and sell to any third party or parties the number of such securities not agreed by the holders of shares of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock to be purchased by them, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Corporation shall not sell such securities without again complying with the provisions of this Subparagraph 1(e).

                        (4) Other than the preemptive rights granted to the holders of the Class D Preferred Stock, the Class C
    Preferred Stock and the Class A Preferred Stock under this subparagraph 1(e), no class of capital stock of the Corporation shall be entitled to preemptive rights under these Articles.

                   (f)  Redemption.

                        (1)  Class D Redeemable Preferred Stock

                             (A)  Redemption at the Option of the
    Corporation. The Corporation shall have the right, at its option, to redeem, at any time and from time to time, from the holders thereof all or any portion of the outstanding shares of the Class D Redeemable Preferred Stock at a redemption price per share of $100, as adjusted for Recapitalization Events, plus an amount equal to the aggregate amount of accrued but unpaid Class D Dividends thereon through the date of redemption, in the manner hereinafter provided for; provided, however, that, in each such instance, the Corporation shall structure each such redemption such that the Corporation shall redeem from each of the holders thereof a number of shares thereof which bears the same ratio as the aggregate number of shares of the Class D Redeemable Preferred Stock held of record by each such holder bears to the aggregate number of shares of the Class D Redeemable Preferred Stock issued and outstanding on the date set for redemption.

                             (B)  Mandatory Redemption.  If the Class
    D Mandatory Conversion Event shall occur on or before March 31, 2002, then, immediately following the occurrence thereof, the Corporation shall redeem from the holders thereof all of the then issued and outstanding shares of the Class D Redeemable Preferred Stock at a redemption price per share of $100, as adjusted for Recapitalization Events, plus an amount equal to the aggregate amount of accrued but unpaid Class D Dividends thereon through the date of redemption. If, however, the Class D Mandatory Conversion Event shall not have occurred prior to the close of business on March 31, 2002, then, notwithstanding the fact that the Class D Mandatory Conversion Event shall not have occurred, the Corporation shall redeem from the holders thereof on the next business day following March 31, 2002, (i) all of the then issued and outstanding shares of the Class D Redeemable Preferred Stock at a redemption price per share of $100, as adjusted for Recapitalization Events, plus an amount equal to the aggregate amount of accrued but unpaid Class D Dividends thereon through the date of redemption (the "Class D Redemption Price"), and (ii) such number of Class D Conversion Shares (as hereinafter defined) then held by each holder of shares of the Class D Redeemable Preferred Stock as each such holder shall instruct the Corporation in writing.

                        (2) Class D Convertible Preferred Stock. If the Class D Mandatory Conversion Event shall not have occurred prior to the close of business on March 31, 2002, then the Corporation shall redeem from the holders thereof on the next business day following March 31, 2002, all of the then issued and outstanding shares of the Class D Convertible Preferred Stock at a redemption price per share equal to the greatest of the following: (i) the Class D Redemption Price; (ii) the book value of a share thereof as determined by the certified public accountants then regularly servicing the Corporation or specially engaged for this purpose from the books and records of the Corporation in accordance generally accepted accounting principles, consistently applied; or (iii) the fair market value thereof as may be agreed upon by the holders thereof and the Board, or, if they shall be unable to agree, as determined by appraisal obtained in accordance with Section 5 of the Stockholders' Agreement (as hereinafter defined). The shares of the Class D Convertible Preferred Stock shall not be subject to redemption at the option of the Corporation.

                        (3)  Redemption of Class D Preferred Stock
    Upon Exercise of Put Options. If any of the holders of the shares of the Class C Preferred Stock or the Class A Preferred Stock shall elect to exercise their "put" rights pursuant to
    Section 11 of that certain Second Amended and Restated Stockholders' Agreement dated as of Junev 2, 1997 by and among the Corporation and each of the holders of the shares of the Preferred Stock and the Common Stock (the "Stockholders' Agreement"), the Corporation shall send written notice of such exercise to each of the holders of the shares of the Class D Preferred Stock, and, thereupon, each holder of shares of the Class D Preferred Stock shall have the right, at its option, to elect to require the Corporation to redeem from such holder all or a specified portion of the shares of the Class D Preferred
    Stock then held by such holder immediately prior to such event at the Class D Redemption Price by delivering written notice of such election to the Corporation within 10 business days of its receipt of notice from the Corporation; provided, however, that the failure of the Corporation to deliver such notice to the holders of the Class D Preferred Stock shall not relieve the Corporation of its obligation to redeem such shares if any holder thereof shall so elect; and provided, further, that the holders of the Class D Preferred Stock shall have the right to elect to require such redemption at any time after the exercise of any such "put" rights until the expiration of a 10 business day period following the date on which each such holder actually receives such notice from the Corporation.

                        (4)  Manner of Redemption.  If, at any time,
    the Corporation shall elect to redeem any of the shares of the Class D Redeemable Preferred Stock pursuant to Subparagraph 1(f)(1)(A) of this Article or shall be required pursuant to Subparagraphs 1(f)(1)(B), 1(f)(2), 1(f)(3), 1(f)(6) or 2(e) to
    redeem any of the issued and outstanding shares of the Class D Preferred Stock or any of the Class D Conversion Shares, the Corporation shall send written notice of its intent or obligation to do so to each holder of record of such shares at least 30 days prior to the date of the redemption, which shall set forth the number of shares of each type to be redeemed by the Corporation from such holder and the aggregate number of shares of such type to be redeemed from all of the holders thereof; the date of the redemption and the applicable redemption price per share; and shall instruct the holders thereof to surrender all certificates evidencing the shares to be redeemed to the Corporation at its principal office (or at such other place as may be designated in such notice by the Corporation); provided, however, that the failure of the Corporation to deliver such notice shall not relieve the Corporation of its obligation to redeem such shares if required by the terms of this Charter to do so. Upon receipt of such notice, each holder of shares to be redeemed shall surrender all certificates evidencing the shares to be redeemed to the Corporation as instructed, and, thereupon, the Corporation shall pay the redemption price for each such share to the order of the holder of the shares so redeemed and each such certificates and the shares evidenced thereby shall be canceled and retired. No shares redeemed by the Corporation shall be
    reissued by the Corporation.   From and after the date of
    redemption set forth in the Corporation's notice of redemption, no further Class D Dividends shall accrue upon any shares of Class D Preferred Stock subject to redemption on such date.

                        (5) Funds Insufficient to Effect Redemption. If, at any time, the Corporation shall be required to redeem any shares of the Class D Preferred

    Stock (or any Class D Conversion Shares (as hereinafter defined)), and the Corporation shall not have assets or funds legally available for the redemption of all of the shares required to be redeemed, the Corporation shall redeem ratably from the holders of the Class D Preferred Stock and Class D Conversion Shares such number of shares as it shall have funds legally available therefor and shall redeem the remainder of such shares on the earliest practicable date(s) as assets or funds become legally available therefor.

                        (6)  Mergers, Consolidations or Sales.
    Following its receipt of written notice of the anticipated occurrence of any of the following events, each of the holders of shares of the Preferred Stock shall have the right to elect, at its sole option, to either (i) convert, effective immediately prior to the occurrence of any such event, all or a specified portion of its shares of Preferred Stock into such number of shares of the Common Stock as such shares shall be convertible pursuant to the provisions of this Charter as of the date of the closing of any such event, or (ii) to treat the occurrence of any such event as a Liquidation of the Corporation, and to require the Corporation to redeem from such holder all or the remaining portion of the shares of the Class D Preferred Stock then held by such holder promptly following, but, in no event later than 10 business days following, such event at a redemption price equal to the amount of liquidation payments that each such holder would have been entitled to receive in the event of an actual Liquidation of the Corporation:

                             (i) any consolidation or merger of the
    Corporation into or with any other entity or entities (other than a merger or consolidation effectuated substantially contemporaneously with, or in connection with, an IPO) which results in (A) the exchange of all or substantially all of the outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or an affiliate thereof, or (B) more than 50% of the capital stock of the Corporation outstanding immediately after the effective date of such merger or consolidation being owned beneficially by persons other than the beneficial owners of such capital stock immediately prior to such merger or consolidation; or

                             (ii) the sale or transfer by the
    Corporation of all or substantially all its assets (whether in one or a series of transactions).

              2.   COMMON STOCK.

                   (a)  General.  The Common Stock shall not be
    subject to classification or reclassification by the Board, and such classes of stock shall have the rights and terms hereinafter specified, subject to the terms of any other stock provided in this Charter pursuant to classification or reclassification by the Board or otherwise in accordance with law.

                   (b) Voting Rights. Each share of Common Stock shall have one vote, and, except as may be otherwise provided herein or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.

                   (c) Dividends. Subject to the provisions of law and the provisions of Subparagraph 1(b) hereof regarding any preferences of the Preferred Stock, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board may deem advisable.

                   (d) Liquidation. In the event of a Liquidation, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, pursuant to Subparagraph 1(c) hereof, to share ratably in the remaining net assets of the Corporation.

                   (e) Redemption of Certain Shares of Common Stock. If the Class D Mandatory Conversion Event shall not have occurred prior to the close of business on March 31, 2002, and the Corporation shall be required to redeem from the holders thereof all of the then issued and outstanding shares of the Class D Convertible Preferred Stock, the Corporation also shall redeem from such holders on the date of the redemption thereof, all of the shares of Common Stock, if any, then held by such holders that such holders acquired from the Company upon conversion of any Class D

    Convertible Preferred Stock ("Class D Conversion Shares") in the manner provided above. The redemption price per share for each Class D Conversion Share to be so redeemed by the Corporation shall be equal to the greater of the following: (i) the book value of a share thereof as determined by the certified public accountants then regularly servicing the Corporation or specially engaged for this purpose from the books and records of the Corporation in accordance generally accepted accounting principles, consistently applied; or
    (ii) the fair market value of such Class D Conversion Shares as may be agreed upon by the holders thereof and the Board, or, if they shall be unable to agree, as determined by an appraisal obtained in accordance with the terms of Section 5 of the Stockholders' Agreement.

         SIXTH:

         1. Board of Directors. The Board shall consist of not more than Nine (9) members, which number may be decreased as permitted by this Charter and pursuant to the By-Laws, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force.

              (a) Except as hereinafter provided, Five (5) of the members of the Board (the "General Directors") shall be elected by the affirmative vote or written consent of the holders of a plurality in interest of the number of all shares of all classes of capital stock then then outstanding, voting together for this purpose as a single class. At a meeting (or in a written consent in lieu thereof) held for the purpose of electing the General Directors, the presence in person or by proxy (or the written consent) of a majority of the shares of the capital stock then outstanding shall constitute a quorum for the election of the General Directors.

              (b) Three (3) of the members of the Board (the "Class A Directors") shall be elected exclusively by the affirmative vote or written consent, as a separate class, of the holders of a plurality in interest of the Class A Preferred Stock then outstanding. At a meeting (or in a written consent in lieu thereof) held for the purpose of electing the Class A Directors, the presence in person or by proxy (or the written consent) of a majority of the shares of the Class A Preferred Stock then outstanding shall constitute a quorum for the election of the Class A Directors. a vacancy in any directorship elected solely by the holders of the Class A Preferred Stock shall be filled only by the holders of the Class A Preferred Stock in accordance with the provisions of this Subparagraph 1(b).

              (c) One (1) member of the Board (the "Class C Director") shall be elected exclusively by the affirmative vote or written consent, as a separate class, of the holders of a plurality in interest of the Class C Preferred Stock then outstanding. At a meeting (or in a written consent in lieu thereof) held for the purpose of electing the Class C Director, the presence in person or by proxy (or the written consent) of a majority of the shares of the Class C Preferred Stock then outstanding shall constitute a quorum for the election of the Class C Director. a vacancy in any directorship elected solely by the holders of the Class C Preferred Stock shall be filled only by the holders of the Class C Preferred Stock in accordance with the provisions of this Subparagraph 1(c).

         2. Events of Noncompliance; Events of Default. For so long as at least twenty-five percent (25%) of the shares of either the Class D Preferred Stock, the Class C Preferred Stock or the Class A Preferred Stock are owned by the original holders thereof, if any of the following events ("Events of Noncompliance") shall occur and be continuing:

              (a) The Corporation shall fail to pay to the holders of the Class D Preferred Stock, the Class C Preferred Stock or the Class A Preferred Stock any declared Class D Dividends, the Class C Dividends or the Class A Dividends, as appropriate, within thirty
    (30) days after its due date; or

              (b) The Corporation shall default in the performance of any material covenant contained in any of the Preferred Stock Purchase Agreements (as hereinafter defined), and such default, if capable of being cured within a period of thirty (30) days after the occurrence of such default, continues uncured and has not been waived at the expiration of such thirty-day period by the holders of a majority or more of the shares of the class of Preferred Stock entitled to the benefit of such covenant under the terms of the applicable Preferred Stock Purchase Agreement (the

    "Affected Class"); provided, however, that any default in any covenant contained in Subsections (a), (b), (e), (f), (g), (h), (i), (k), (l),
    (m), (n) or (o) of Section 5.14 and Section 5.13, respectively, of any of the Preferred Stock Purchase Agreements shall, unless consented to in advance by a majority or more of the outstanding shares of the Affected Class, constitute an Event of Noncompliance immediately upon the occurrence of such default;

              (c) Any representation or warranty made by the Corporation in any of the Preferred Stock Purchase Agreements shall prove to have been incorrect when made in any material respect and, if capable of being corrected within a period of thirty (30) days of the discovery of such inaccuracy, is not corrected within such thirty-day period;

              (d) The Corporation or any subsidiary thereof shall fail to repay any indebtedness for borrowed money owing by the Corporation or any subsidiary thereof in the aggregate principal amount of more than One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Corporation or any subsidiary thereof, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such indebtedness, or the trustee or trustees under any such agreement or instrument, to accelerate, the maturity of such indebtedness with an aggregate principal amount that exceeds the Threshold Amount; or

              (e) Lawrence F. Halpert, D.D.S. ("Halpert") is no longer employed by the Corporation, except if due to death or permanent mental or physical disability, or does not devote substantially his full time and attention to the Corporation's business (subject to the provisions of Section 2A of his employment agreement with the Corporation) (any of the foregoing events being hereinafter called, a "Halpert Event"), provided, however, that if the Majority Interest and the General Directors agree on the selection of a new chief executive officer of the Corporation within six (6) months after a Halpert Event, then the occurrence of such Halpert Event shall not constitute an Event of Noncompliance hereunder;

    then, and in any such event, in addition to and without limiting any of the rights and remedies available to the holders of any of the shares of Preferred Stock, by the affirmative vote of the holders of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred, voting together as a single class, with the holders of each share thereof being entitled to cast such number of votes per share as shall equal the whole number of shares of Common Stock into which such shares of Preferred Stock are then convertible, plus the whole number of shares of Common Stock then held by each such holder (the "Majority Interest"), by notice to the Corporation, may declare an event of default (an "Event of Default") if any Event of Noncompliance shall be uncured and continuing for a period beyond the applicable grace period thereof, if any.

         Upon the declaration of an Event of Default and until the Event of Noncompliance which caused the Event of Default is cured, or waived by the Majority Interest, the holders of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock shall thereupon be entitled, notwithstanding any other provisions of this Charter, to remove from office two (2) of the General Directors (or such greater number of the General Directors such that, when replacements therefor shall have been elected by the holders thereof as hereinafter provided, the holders of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock shall have elected a majority of the Board, in the aggregate) (the vacancies to be created by such removal to be referred to as the "Default Directorships"), and thereafter shall have the sole power to elect and to remove persons to serve in the Default
    Directorships.   No person shall be elected to serve in any of
    the Default Directorships unless such person shall have been elected or agreed to by a majority or more of the holders of the shares of each of the Class D Preferred Stock, the Class C Preferred Stock and the Class A

    Preferred Stock, each voting separately as a class, with, for this purpose only, (i) the holders of each share of the Class D Preferred Stock, the Class C Preferred Stock and the Class A Preferred Stock being entitled to such number of votes per share as shall equal the number of whole shares of Common Stock into which such share of Preferred Stock is then convertible plus the number of whole shares of Common Stock then held by such holder of Preferred Stock, and (ii) the Grotech Group (as hereinafter defined) being entitled to cast as part of the vote of the holders of the Class A Preferred Stock, in addition to such number of votes as it would otherwise be entitled to cast by reason of holding shares of the Class A Preferred Stock, such additional number of votes per share as shall equal the number of whole shares of Common Stock into which each share of the Class B Preferred Stock then held by the members of the Grotech Group is then convertible plus the number of whole of shares Common Stock then held
    by the Grotech Group.   The members of the Board elected pursuant to
    the preceding sentence shall serve until the Event of Noncompliance is cured or waived as aforesaid, after which time the directors of the Corporation removed shall be reelected to the Board and the provisions of this Charter relating to the election of directors of the Corporation in situations not constituting an Event of Noncompliance or Event of Default shall once again apply.

         Notwithstanding anything herein to the contrary, if any of the events set forth in Subparagraphs 2(a) - (e) hereof shall occur and be continuing so as to adversely effect the holders of shares of the Class D Preferred Stock, the Class A Preferred Stock or the Class C Preferred Stock but would not so effect the holders of shares of any of the other classes in a substantially similar adverse manner, then the holders of a majority of the issued and outstanding shares of the Class D Preferred Stock, the Class A Preferred Stock or the Class C Preferred Stock, as the case may be, may declare an Event of Default and shall be entitled to vote as a separate class to approve the election and removal of the two (2) General Directors described in the immediately preceding paragraph.

         For purposes of this Subparagraph 2, the term "Preferred
    Stock Purchase Agreements" shall mean and refer to (i) that certain Preferred Stock Purchase Agreement dated as of July 18, 1995 by and between the

    Corporation and Grotech Partners IV, L.P. and Merchant Partners, L.P. relating to the purchase and sale of the Class A Preferred Stock; (ii) that certain Preferred Stock Purchase Agreement dated as of June 27, 1996 by and between the Corporation and Morgan Stanley Venture Capital Fund II Annex, L.P. and Morgan Stanley Venture Investors Annex, L.P. relating to the purchase and sale of the Class C Preferred Stock; and
    (iii) that certain Preferred Stock Purchase Agreement dated as of June 2, 1997 by and between the Corporation and Grotech Partners IV, L.P., Grotech Partners III Companion Fund, L.P., Grotech III Pennsylvania Fund, L.P., Morgan Stanley Venture Capital Fund II Annex, L.P. and Morgan Stanley Venture Investors Annex, L.P. relating to the purchase and sale of the Class D Preferred Stock. For purposes of this Subparagraph 2, the term "Grotech Group" shall mean and refer to Grotech Partners III, L.P., Grotech III Companion Fund, L.P., Grotech III Pennsylvania Fund, L.P., Grotech Partners IV, L.P., and Grotech Companies Fund, L.P., and any other partnership or entity affiliated with Grotech Capital Group.

         SEVENTH:

         1. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and its stockholders and of the Board:

              (a) The Corporation shall indemnify (1) all persons who at any time were or are members of the Board and officers appointed by the Board (the "Officers"), whether serving the Corporation or at its request any other entity, to the full extent required or permitted by MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (2) other employees and agents to such extent as shall be authorized by the Board or the By-Laws and be permitted by law; for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, relating to any action alleged to have been taken or omitted in such capacity as a director, officer or other employee or agent authorized to be indemnified. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time the By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Charter or the By-Laws shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The Corporation shall not be required to purchase or maintain insurance on behalf of any present or former directors or officers or other persons authorized to be indemnified.

              (b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no person who at any time was or is a member of the Board or Officer whether serving the Corporation or at its request any other entity, shall be personally liable to the Corporation or its stockholders for money damages. No amendment of these Articles or the By-Laws or repeal of any of its provisions shall limit or eliminate the benefits provided to members of the Board and Officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

              (c) The Corporation reserves the right from time to time, subject to the provisions of the Preferred Stock Purchase Agreements, to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

         2. The enumeration and definition of particular powers of the Board included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board under the MGCL now or hereafter in force.

         3. The provisions of Sections 3-602 of the MGCL shall not apply generally to any Business Combination (as defined in Section 3-601(e)(2) of the MGCL) between the Corporation and any other entity.

         4. The provisions of Sections 3-701 to 3-709 of the MGCL shall not apply generally to any Control Share Acquisition (as defined in Section 3-701(e) of the MGCL) of any shares of capital stock of the Corporation.

         EIGHTH:   The duration of the Corporation shall be perpetual.

    FOURTH:   Effective immediately upon the effectiveness of these Articles with SDAT, each of the issued and outstanding shares of the Class A Common Stock, par value $0.0001 per share, of the Corporation, shall be converted automatically, without the need for further action by the Corporation or the holder thereof, into one (1) share of the Common Stock, par value $0.0001 per share, and each of the holders thereof shall have the right to surrender to the Corporation at its principal executive office (or at such other place as the Corporation shall designate in writing) each of the certificates theretofore evidencing the shares of the Class A Common Stock of the Corporation, and upon receipt of each such certificate, the Corporation shall issue and deliver to each of the former holders of Class A Common Stock a certificate in proper form evidencing the number of shares of the Common Stock into which each such share is converted hereby. From and after the effectiveness of these Articles each certificate formerly representing shares of Class A Common Stock shall represent a like number of shares of Common Stock.

    FIFTH:  Each member of the Board has signed a written consent pursuant to
Section 2-408 of the MGCL, in which consent these Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation (these "Articles") were set forth, declared to be advisable and directed to be submitted to the stockholders of the Corporation for consideration and approval.

    SIXTH: Each holder of shares of the Class A Common Stock, the Common Stock, the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock of the Corporation, the only classes of capital stock of the Corporation issued and outstanding, adopted and approved these Articles by unanimous written consent pursuant to Section 2-505 of the MGCL.

    SEVENTH:

    (1) As of immediately before the effectiveness of these Articles, the total number of shares of stock of all classes that the Corporation had authority to issue was Twelve Million Seven Hundred Three Thousand Five Hundred Forty-Five (12,703,545) shares of capital stock, of which (1) Forty Thousand One Hundred Fifty-Four (40,154) shares were classified as 8% Class A Cumulative Preferred Stock, par value $0.0001 per share; (2) Forty-Seven Thousand Sixty-Eight (47,068) shares were classified as Class B Preferred Stock, par value $0.0001 per share; (3) Eight Hundred Sixteen Thousand Thirty-Eight (816,038) shares were classified as 8% Class C Cumulative Preferred Stock, par value $0.0001 per share, (4) Two Million (2,000,000) shares were classified as Class A Common Stock, par value $0.0001 per share, and (5) Nine Million Three Hundred Thousand Two Hundred Eighty-Five (9,300,285) shares shall be Common Stock, and the aggregate par value of all shares of all classes of capital stock that the Corporation had authority to issue was One Thousand Two Hundred Seventy Dollars and Thirty-Five Cents ($1,270.35).

    (2) Immediately following the effectiveness of these Articles, the total number of shares of capital stock of all classes that the Corporation shall have authority to issue shall be Sixteen Million (16,000,000) shares of capital stock, of which (1) Forty Thousand One Hundred Fifty-Four (40,154) shares shall be designated and classified as 8% Class A Cumulative Convertible Preferred Stock, par value $0.0001 per share; (2) Forty-Seven Thousand Sixty-Eight (47,068) shares shall be designated and classified as Class B Convertible Preferred Stock, par value $0.0001 per share; (3) Eight Hundred Sixteen Thousand Thirty-Eight (816,038) shares shall be designated and classified as 8% Class C Cumulative Convertible Preferred Stock, par value $0.0001 per share, (4) One Hundred Thousand (100,000)shall be designated and classified as Class D 9% Cumulative Convertible Preferred Stock, par value $0.0001 per share, (5) One Hundred Thousand (100,000) shares shall be designated and classified hereby as Class D 9% Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and (7) Fourteen Million Eight Hundred Sixty Thousand Six Hundred Eighty-Six (14,860,686) shares shall be designated and classified as Common Stock, par value $.0001 per share, and the aggregate par value of all shares of all classes of capital stock that the Corporation shall have authority to issue will be One Thousand Six Hundred Dollars and No Cents ($1,600.00).

    These Articles increase the aggregate par value of all classes of capital stock of the Corporation.

    A description of each class of capital stock of the Corporation, including preferences and other rights, voting powers, restriction, limitations as to dividends and qualifications, appears in Article Fifth of the Articles set forth above.

    EIGHTH:   The current directors of the Corporation are:  Dr. Lawrence F.
Halpert, Dr. Sheldon J. Wollman, Carl J. Sardegna, Dr. James E. Jordan, Hugh
A. Woltzen, Raymond Bank, M. Fazle Husain and Dr., John C. Johnson.

    NINTH:    The current resident agent of the Corporation is as set forth in Article THIRD of the foregoing Articles of Amendment and Restatement. The address of the current principal office of the Corporation in the State of Maryland is 6115 Falls Road, Baltimore, Maryland 21209.

    IN WITNESS WHEREOF, DentalCo, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman and attested by its Secretary this 30th day of May, 1997.


ATTEST:                                DENTALCO, INC.


By: /s/ E. James Kuhns, Secretary       /s/ Lawrence F. Halpert
    -----------------------------       ---------------------------------(SEAL)
    E. James Kuhns, Secretary           Lawrence F. Halpert, D.D.S.
                                        Chairman and Chief Executive Officer


    THE UNDERSIGNED, the Chairman and Chief Executive Officer of DentalCo, Inc. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ Lawrence F. Halpert
                                       ---------------------------
                                       Lawrence F. Halpert, D.D.S.